UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Nov 10, 2016

BLOW & DRIVE INTERLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1080 La Cienega Blvd, Suite 304
Los Angeles, CA 90035
(Address of Principal Executive Offices) (Zip Code)

(877) 238-4498
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

On or about Nov 1, 2016 we entered into a definitive material agreement with DUI Services and DUI Services.com. This agreement generally provides that Blow and Drive Interlock will be the sole ignition interlock company referred by DUI Services and DUI Services.com. The DUI Services network is nationwide across the USA and generally describes itself as a one-stop full service information and referral group for DUI offender services. DUI Services maintains a network of DUI professionals including but not limited to driving schools, insurance providers, and attorneys. The DUI Services organization serves as a referral and guidance network to assist DUI offenders with getting through their court and state mandated programs. DUI Services will receive commissions relating to customers referred to BDIC through the DUI Services programs in consideration for being the exclusive interlock provider.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Blow & Drive Interlock Corp. A Delaware Corporation

By:	/s/ Laurence Wainer
Name:	Laurence Wainer
Title:	Chief Executive Officer and Chief Financial Officer

Date: 11/10/2016